SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2003

DiaSys Corporation
(Exact name of registrant as specified in its charter)

Delaware	811-3584	13-4105842
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

81 West Main Street, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 755-5083

Item 5.                                           Other Events

Introduction

On January 21, 2003 DiaSys Corporation (the “Company”) announced that it reached an agreement (the “Agreement”) with a group of existing shareholders of the Company (the “Group”) representing approximately 41% of the Company’s outstanding common stock that announced on December 18, 2002 its intention to conduct a proxy contest to effect a change in the composition of the Company’s Board of Directors. The Company’s Special Committee of Independent Directors recommended the Agreement after determining that the Agreement presented the best alternative of preserving and maximizing shareholder value under the circumstances.

Under the Agreement, the current members of the Board of Directors, other than Mr. Todd M. DeMatteo and Mr. Morris Silverman, resigned from the Board, and the Group’s director nominees, Sherwin Gilbert, Kenneth Grossman, Gregg Witchel, Robert Wigoda and Marshall Witzel were appointed to fill the vacancies effective January 22, 2003. (Below is a summary of each director’s business experience.) The directors will be presented to the Company’s shareholders for election at its annual meeting to be held in March 2003.

Additionally, shortly after the new directors were appointed to the Board of Directors, Mr. Todd DeMatteo resigned from his position as Chief Executive Officer of the Company.  The Company’s Board of Directors appointed Mr. Marshall Witzel to serve as the Company’s CEO and appointed Mr. Todd DeMatteo to serve as the Company’s President.

On January 24, 2003, the Company received a demand letter from attorneys for Mr. DeMatteo alleging that pursuant to Mr. DeMatteo’s employment agreement Mr. DeMatteo is entitled to a payment of $875,000 as a result of the Group’s filing of a Schedule 13D. Mr. DeMatteo’s attorneys demand the full payment be made by February 10, 2003, with the threat that legal action will be pursued against the Company if the demand is not met.  The Company believes that it has meritorious defenses to Mr. DeMatteo’s claims and is negotiating a possible settlement of his claims.

On January 28, 2003, Mr. DeMatteo resigned from his position as President and a director of the Company and the Company’s subsidiary. Subsequently, Mr. Marshall Witzel was appointed to serve as Chief Executive Officer and President of the Company.

On February 3, 2003, the Company received another demand letter from attorneys for Mr. DeMatteo demanding payment of principal and interest allegedly due under a promissory note having a principal amount of $100,000 executed by the Company on December 20, 2002.  The Company is currently negotiating with Mr. DeMatteo’s attorneys regarding this matter too.

Beneficial Ownership of the Directors

The following table sets forth information regarding the beneficial ownership of the shares of the Company’s common stock at January 31, 2003, by (i) each of the Company’s directors, and (ii) by all directors as a group.  Except as otherwise noted, each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the Company’s address.

Name of Beneficial Owner	Shares of Common Stock		Percent of Class(3)
Morris Silverman	2,158,506	(1)	20.22%
Marshall Witzel	266,000		2.49%
Kenneth Grossman	61,700	(2)	.58%
Gregg Witchel	—		—
Sherwin Gilbert	—		—
Robert Wigoda	—		—
Directors as a Group	2,486,206		23.29%

(1)	Includes 1,377,256 shares with shared voting and investment power with the Silverman Family Trust. Mr. Morris Silverman is the Trustee of the Silverman Family Trust.
(2)	Shares owned through the Kenneth S. Grossman IRA.
(3)

Share ownership percentages described in this table are based on 10,674,971 shares of the Company being outstanding as of September 30, 2002, as reported on the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2002.

Business Experience of Each Director

Below is a summary of the business experience of each director:

Marshall Witzel. Mr. Witzel serves as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors. Mr. Witzel has extensive experience in the health care field.  He is a degreed bacteriologist with a strong working knowledge of the increasing demands faced by medical professionals in day-to-day patient care.  Mr. Witzel also serves as President of Marsh Designs, a new products company focused on health care.  From 1989 – 1996, Mr. Witzel served as President and Senior Consultant of Hollister Corporation, a company which purchased Heelbo, Inc., a health care corporation founded by Mr. Witzel.  From 1973-1989, Mr. Witzel served as President and CEO of Heelbo, Inc., a health care product development company founded by Mr. Witzel which increased its product line from one product to thirty products by the time the company was acquired by Hollister Corporation.  Mr. Witzel received his B.S. degree from the University of Illinois in 1949, and his M.B.A. from the University of Chicago in 1967.

Morris Silverman. Mr. Silverman has served on the Company’s Board of Directors since November 2002 and currently serves as Chairman of the Board.  Mr.  Silverman is the majority owner and Chairman of the Board of M.S. Management Corporation, a private finance company with over 250 branches nationwide. Mr. Silverman has several years of experience in strategic planning and operations within and outside the medical community. He served as the Chairman of Medical Financial Services, Inc., an accounting and receivable financing company for the medical profession from 1975 to 1985.  Prior thereto, Mr. Silverman served as Vice President of Operations for Petrie Stories, a New York Stock Exchange-listed company. Mr. Silverman received a B.S. degree in business administration and accounting from the University of Illinois in 1954.

Gregg Witchel. Since 1985, Mr. Witchel has served as a principal of Scharff, Witchel & Co., Inc., a firm specializing in the direct private placement of equity securities from public issuers to international and domestic institutional investors.  Its institutional investors include top tier banks, life insurance companies, investment advisors, mutual funds and some of the wealthiest international financiers in the world.  Mr. Witchel received his B.S. degree from Ithaca College in 1982, and his M.B.A. from Baruch College C.U.N.Y. in 1988.

Sherwin Gilbert.  Mr. Gilbert serves as Vice President – Taxation of Indeck Energy Services, Inc., a developer and operator of regeneration power plants.  From 1977 to 2002, Mr. Gilbert served as a tax partner of BDO Seidman, LLP, an international public accounting firm.  Mr. Gilbert received his B.S. degree in accounting from University of Illinois and his J.D. degree from DePaul University.

Robert Wigoda. Mr. Wigoda is an attorney licensed to practice law in the State of Illinois.  He was admitted to the Illinois bar in November 1979.  Since 1989, Mr. Wigoda has been a partner of Wigoda & Wigoda, a law firm in Chicago, Illinois, where he practices general corporate and commercial real estate law.  He received his B.S. degree from the University of Illinois, and his J.D. degree at John Marshall Law School.

Kenneth Grossman.  Mr. Grossman currently serves as a portfolio manager and analyst for the Cedar Street Funds.  Prior to his involvement with Cedar Street Funds, Mr. Grossman co-founded the investment advisory firm of Hahn Holland & Grossman (subsequently HGT Advisors) in 1983, where he developed an expertise in the management of municipal pension plans.  Mesirow Financial purchased HGT Advisors in 1996 and retained Mr. Grossman as a Senior Managing Director.  Mr. Grossman co-managed Mesirow Financial’s small-cap equity portfolio and fixed income portfolio, as well as being involved with marketing efforts and client-servicing on behalf of Mesirow Financial.  In addition, Mr. Grossman has lectured at Roosevelt University and was an advisor to the Pension Fund Committee for the State of Illinois Governor’s Commission.  Mr. Grossman received his B.S. degree in finance, cum laude, in 1968 from the University of Miami, and his M.A. degree in finance and economics from the University of Chicago in 1970.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiaSys Corporation

	By:	/s/ Marshall Witzel
Chief Executive Officer and President

Date: February 6, 2003